Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

TRIBUNE MEDIA COMPANY

OFFER TO EXCHANGE ANY AND ALL OUTSTANDING 5.875% SENIOR

NOTES DUE 2022,

ISSUED ON JUNE 24, 2015 FOR AN EQUAL PRINCIPAL AMOUNT OF ITS

5.875% SENIOR NOTES DUE 2022, WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS

DATED             , 2016

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON             , 2016, UNLESS EXTENDED.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer made by Tribune Media Company, a Delaware corporation (the “Issuer”), pursuant to the Prospectus dated             , 2016 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), if certificates for the outstanding 5.875% Senior Notes due 2022 (the “Old Notes” and the certificates representing such Old Notes, the “Certificates”) are not immediately available or time will not permit the Certificates and all required documents to reach The Bank of New York Mellon Trust Company, N.A., as exchange agent (the “Exchange Agent”), prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus) or if the procedures for delivery by book-entry transfer, as set forth in the Prospectus, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent. See “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Old Notes (the “Letter of Transmittal”) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon Trust Company, N.A.

By registered or certified mail, hand delivery or overnight courier:	By facsimile: (732) 667-9408 Attention: Dacia Brown-Jones	By information call: (315) 414-3349

The Bank of New York Mellon

Trust Company, N.A., as

Exchange Agent

c/o The Bank of New York

Mellon Corporation

Corporate Trust Operations –

Reorganization Unit

111 Sander Creek Parkway

East Syracuse, NY 13057

Attention: Dacia Brown-Jones

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE LETTER OF TRANSMITTAL) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, in accordance with the terms and subject to the conditions set forth in the Prospectus, and in the related Letter of Transmittal (which, together with the Prospectus, as each may be amended, supplemented or modified from time to time, collectively constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

(Please type or print)

Certificate Numbers of Old Notes (If Available):
OR

Account Number(s) at Book-Entry Transfer Facility:

Aggregate Principal Amount Represented:

5.875% Senior Notes due 2022:

Name(s) of Record Holder(s):

Address(es):

Daytime Area Code and Tel. No:

Signature(s):

Dated:

☐ Check here if Old Notes will be tendered by book-entry transfer.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a firm or other entity identified in Rule l7Ad-15 under the Securities Exchange Act of 1934 (“Exchange Act”), as an “Eligible Guarantor Institution,” which definition includes: (i) banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Act; (iii) credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) national securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Act; and (v) savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees that the Certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus, together with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this.

The Eligible Guarantor Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver either, (i) in the case of Old Notes held in book-entry form, by book-entry transfer into the account of the Exchange Agent at DTC, together with an agent’s message, and any required signature guarantees and other required documents, or (ii) in the case of Old Notes represented by Certificates, by delivering the Letter of Transmittal and Certificates to the Exchange Agent within the time period indicated herein, and any required signature guarantees and other required documents, in either case, within the time period set forth above. Failure to do so may result in financial loss to such Eligible Guarantor Institution.

Name of Firm:

Authorized Signature

Name:

(Please Print or Type)

Title:

Address:	Zip Code

Area Code and Tel No.:

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY TO THE EXCHANGE AGENT WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery Of This Notice Of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder(s) (as defined in the Letter of Transmittal) and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is recommended that the mailing be by registered or certified mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2. Signatures Of This Notice Of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Old Notes referred to herein, the signature(s) must correspond with the name(s) as written on the face of the Old Notes without any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered Holder(s) appear(s) on the Old Notes or signed as the name of the participant shown on the Book-Entry Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3. Requests For Assistance Or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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